UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2010
GOODRICH PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700
Houston, Texas	77002

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 780-9494
N/A

(Former Name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of David R. Looney
          On March 24, 2010, Goodrich Petroleum Corporation (the “Company”) announced that David R. Looney had resigned as the Company’s Executive Vice President and Chief Financial Officer. Mr. Looney’s resignation is effective as of March 31, 2010.
          In connection with his resignation, Mr. Looney entered into a Resignation Agreement (the “Resignation Agreement”) dated as of March 24, 2010. The Resignation Agreement supersedes any and all agreements between the Company and Mr. Looney, including his Amended and Restated Severance Agreement. Mr. Looney has also agreed to serve as a consultant for the Company for a period of six months following his resignation in order to assist the Company with its transition to his replacement, for which he will receive total compensation in of $173,250.00. Pursuant to the terms of the Resignation Agreement, the Company agreed to accelerate the vesting on 25,000 shares of phantom stock that were granted to Mr. Looney under the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”). The Company also agreed to maintain the expiration date of Mr. Looney’s 60,000 vested stock options on May 9, 2016. Mr. Looney was also awarded 100% of his bonus for services rendered during fiscal 2009 in the amount of $303,188.00. Under the terms of the Resignation Agreement, Mr. Looney is generally subject to certain confidentiality and non-disclosure provisions for a two-year period. He is also obligated to assist the Company in any legal action relating to events that occurred during his tenure as Chief Financial Officer. The Company and Mr. Looney executed a mutual waiver and release from liability stemming from the time prior to executing the Resignation Agreement for various claims, including, but not limited to, any other local, state or federal law, regulation or ordinance; any public policy, contract, tort, or common law claim; any and all claims Mr. Looney may have arising as the result of any alleged breach of any contract, incentive compensation plan or agreement or stock option plan or agreement with the Company; and any claim the Company may have arising out of or caused by Mr. Looney during the course of his employment; provided, however, that the Company did not have prior knowledge or that the actions by Mr. Looney did not amount to gross negligence, willful misconduct or violated any law.
          The foregoing description of the Resignation Agreement is a summary only and is qualified in its entirety by reference to the Resignation Agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Appointment of Jan L. Schott
          Following Mr. Looney’s resignation, on March 24, 2010 the board of directors of the Company named Jan L. Schott, the Company’s Vice President and Controller, as the Company’s interim Chief Financial Officer, effective March 31, 2010.
          Ms. Schott, 41, has served as the Company’s Vice President, Controller and principal accounting officer since January 2007, and by virtue of her job responsibilities, had principal responsibility for all financial reporting and accounting during that time. Ms. Schott will continue to serve as the Company’s principal accounting officer, in addition to her new role as principal financial officer, which will provide for a smooth transition. Prior to joining the Company, Ms. Schott served as Senior Manager, Expenditure Accounting and Systems Support of Apache Corporation from 2001 until 2007. From 1997 to 2001, she served consecutively in the positions of Manager, Financial Analysis; Manager, Financial Accounting; and Manager, Expenditure Accounting at Apache Corporation. Prior to joining Apache Corporation, Ms. Schott was in public accounting with KPMG LLP from 1991 to 1997. Ms. Schott is a certified public accountant.
          Ms. Schott does not have a formal agreement with the Company concerning her compensation at this time. She is eligible to participate in the Company’s bonus program, the 2006 Plan and benefits plans on the same terms as all the Company’s employees. Ms. Schott’s base salary for 2010 is $190,550. For a description of the Company’s bonus program, the 2006 Plan and benefits plans, please see “Compensation Discussion and Analysis” in our Proxy Statement filed with the Securities and Exchange Commission on April 22, 2009.

Item 8.01. Other Events
          On March 24, 2010, the Company issued a press release announcing Mr. Looney’s resignation as Executive Vice President and Chief Financial Officer and Ms. Schott’s appointment as our interim Chief Financial Officer. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Description
10.1	Resignation Agreement dated as of March 24, 2010 between David R. Looney and Goodrich Petroleum Corporation.

99.1	Press Release dated March 24, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION
Date: March 26, 2010	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Resignation Agreement dated as of March 24, 2010 between David R. Looney and Goodrich Petroleum Corporation.

99.1	Press Release dated March 24, 2010.

5